Rule 424(b)(3)
Registration Statement No. 333-120649
Pricing Supplement No. 05
Dated June 8, 2006
(To Prospectus dated May 18, 2006 and
 Prospectus Supplement dated May 18, 2006)
INTERNATIONAL LEASE FINANCE CORPORATION
$4,495,000,000
Medium-Term Notes, Series Q
Principal Amount:						$600,000,000.00
Issue Price:						$599,226,000.00
Net Proceeds to the Company:				$597,426,000.00
Agent's Discount or Commission:			0.300%
Agent:							Banc of America
								Credit Suisse
								JPMorgan Securities
								Mitsubishi UFJ
								Daiwa Securities
								Santander Investment
CUSIP:							45974VA24
Settlement Date:						06/13/06
Stated Maturity (date):					06/15/11
Interest Rate:						5.750%
Overdue Rate (if any):					N/A
Redeemable by the Company on or after:		N/A
Repayable at the option of the holder on:		N/A
Optional Reset Dates:					N/A
Extension Periods:					N/A
Final Maturity:						N/A
Repurchase Price
(for Original Issue Discount Notes):		N/A
Type of Note (check one):
Book-Entry Note     _X__
Certificated Note   ____
Other Provisions: